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                                                                  Exhibit (j)(1)


              EATON VANCE INSURED PENNSYLVANIA MUNICIPAL BOND FUND




                                                        October 21, 2002



Eaton Vance Insured Pennsylvania Municipal Bond Fund hereby adopts and agrees to become a party to the attached Custodian Agreement as amended and extended with Investors Bank & Trust Company.


                                    EATON VANCE INSURED PENNSYLVANIA MUNICIPAL
                                    BOND FUND



                                    By:  /s/ Thomas J. Fetter
                                         --------------------
                                         Thomas J. Fetter
                                         President



Accepted and agreed to:

INVESTORS BANK & TRUST COMPANY



By:  /s/ Andrew Nesveth
     ------------------
     Andrew Nesveth
     Managing Director

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